Exhibit 1.01

Joinder Agreement

February 20, 2026

This Joinder Agreement (this “Joinder”) is made as of the date written above by the undersigned in accordance with that certain Equity Distribution Sales Agreement, dated as of January 11, 2021 (as amended and supplemented, and as may be further amended and supplemented from time to time, the “Sales Agreement”), among Entergy Corporation, a Delaware corporation (the “Company”), the Agents, the Forward Sellers and the Forward Purchasers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Sales Agreement.

Section 1. Joinder. Pursuant to and in accordance with Section 3(y) of the Sales Agreement, each of the undersigned hereby agrees that upon execution of this Joinder, such undersigned shall:

(i)	become a party to the Sales Agreement;

(ii)

be deemed, and is hereby admitted as, an “Agent” and a “Forward Seller” or, a “Forward Purchaser”, in each case, as reflected on the signature page hereof, for all purposes under the Sales Agreement and entitled to all the rights incidental thereto; and

(iii)	be fully bound by, and subject to, all of the covenants, terms, and conditions of the Sales Agreement as though an original party thereto.

Section 2. Notice. Any notice to the undersigned required or permitted by the Sales Agreement shall be directed to, in the case of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, fax no. (646) 834-8133, Attention: Syndicate Registration, and in the case of Barclays Bank PLC, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, fax no. (646) 834-8133, Attention: Kevin Cheng (kevin.cheng@barlcays.com).

Section 3. Master Forward Confirmation. As of the date hereof, the form of Master Forward Confirmation attached hereto as Appendix I shall be deemed to amend and replace Exhibit C to the Sales Agreement with respect to Barclays Bank PLC.

Section 4. Incorporation of Terms. The provisions of Sections 12 (Parties), 13 (Governing Law), 14 (Consent to Jurisdiction; Waiver of Immunity), 16 (Counterparts) and 17 (Effect of Headings) of the Sales Agreement shall apply with respect to this Joinder and are incorporated herein mutatis mutandis.

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IN WITNESS WHEREOF, the undersigned have executed this Joinder as of the date first written above and hereby authorize this signature page to be attached to a counterpart of the Sales Agreement.

BARCLAYS CAPITAL INC., as an Agent and a Forward Seller

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

BARCLAYS BANK PLC, as a Forward Purchaser

By:	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Managing Director

Acknowledged and agreed:

ENTERGY CORPORATION

By:	/s/ Barrett E. Green
Name: Barrett E. Green
Title: Vice President and Treasurer

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APPENDIX I

{Form of Master Forward Confirmation}

See attached.

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